Exhibit 14(b)
                        Independent Auditors' Consent

To the Shareholders and Board of Directors
The Hanover Investment Funds, Inc.

We consent to the use of our report dated January 19, 1996 with respect to the financial statements and financial highlights of the following portfolios of The Hanover Investment Funds, Inc. incorporated herein by reference:

(bullet) The Short Term U.S. Government Fund--the statement of assets and liabilities as of November 30, 1995 and the related statements of operations for the year then ended, changes in net assets for the two years then ended and financial highlights for the two years then ended and for the period from February 25, 1993 (commencement of operations) to November 30,1993;

(bullet) The U.S. Government Securities Fund--the statement of assets and liabilities as of November 30, 1995 and the related statements of operations for the year then ended, changes in net assets for the two years then ended and financial highlights for the two years then ended and for the period from February 19, 1993 (commencement of operations) to November 30, 1993;

(bullet) The Blue Chip Growth Fund--the statement of assets and liabilities as of November 30, 1995 and the related statements of operations for the year then ended, changes in net assets for the two years then ended and financial highlights for the two years then ended and for the period from February 19, 1993 (commencement of operations) to November 30, 1993;

(bullet) The Small Capitalization Growth Fund--the statement of assets and liabilities as of November 30, 1995 and the related statements of operations for the year then ended, changes in net assets for the two years then ended and financial highlights for the two years then ended and for the period from April 1, 1993 (commencement of operations) to November 30, 1993;

(bullet) The American Value Fund--the statement of assets and liabilities as of November 30, 1995 and the related statement of operations, changes in net assets and the financial highlights for the period from February 3, 1995 (commencement of operations) to November 30, 1995.

We also consent to the references to our firm under the headings "Financial Highlights" and "Financial Statements and Experts" in the Prospectus.


                                                /s/ KPMG PEAT MARWICK LLP
New York, New York
February 7, 1996